UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2013

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 18, 2013, the registrant and 3D Systems, Inc., a subsidiary of the registrant, entered into a definitive agreement to acquire Xerox Corporation’s Wilsonville, Oregon product design, engineering and chemistry group and related assets for $32.5 million in cash.  Both companies expect the transaction to close before the end of 2013, subject to the fulfillment of certain customary conditions.  This agreement expands a pre-existing collaboration between the companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: December 23, 2013
/s/ ANDREW M. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Vice President, General Counsel and Secretary